SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)            December 12, 2001
                                                        ------------------------


                                  IMATRON INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)


         0-12405                                       94-2880078
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   Commission File Number                  (I.R.S. Employer Identification No.)


            389 Oyster Point Boulevard, South San Francisco, CA 94080
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                (Address of Principal Executive Office) Zip Code


                                 (650) 583-9964
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

Renewed Revenues Guidance.
-------------------------

The Registrant reiterates its published expectation that its second half operations will be at approximately break even, and that it continues to expect to report a profit for the 2001 fiscal year. As a result of the events of September 11, 2001, the Registrant re-evaluated its expected sales for the remainder of the 2001 fiscal year.

Based on its evaluation, the Registrant determined that the combination of: (i) world events such as the South American monetary rate shifts and Middle East military action; (ii) the decreased availability of investment capital; and
(iii) decreases in consumer spending and confidence has lead to a number of lost orders which were forecasted for the third and fourth quarters of 2001. For example: (i) a major customer based in the Middle East has placed a current order and all future orders on "indefinite hold;" (ii) a Texas-based cardiologist canceled his order and is requesting return of his purchase deposit; (iii) as a result of pessimistic comments by a "syndicator" specializing in raising private capital for EBT scanner projects, a physician group who relied on the syndicator for funding eliminated a previously projected EBT scanner order; (iv) an EBT scanner purchaser has canceled his project planned for lower Manhattan, and requested the return of his deposit; and (v) a major South American customer determined that the recent negative swing in the exchange rate has made his project not economically viable. The Registrant believes that because such customers are principally multi-system buyers, independent cardiology groups and international businesses, sales during the remainder of 2001 and into 2002 would be particularly adversely affected by the above-described combination of world events, availability of investment capital and consumer spending.

Furthermore, the Registrant believes that these orders have been lost rather than delayed. As a result, the Registrant continues to expect to achieve approximately $71 million in revenues for fiscal year 2001, down from the Registrant's previously forecasted revenues of approximately $80 million. The Registrant nevertheless expects to report a profit of $0.03 per share for the 2001 fiscal year.


Registrant's Relationship with Thomas Weisel Partners LLC and M. Allen Chozen.
------------------------------------------------------------------------------

In connection with the Registrant's proposed merger with General Electric Company it retained Thomas Weisel Partners LLC to provide the Board of Directors with an opinion as to the fairness of the transaction. M. Allen Chozen, a former director of the Registrant, is a partner of Thomas Weisel Partners LLC. Mr. Chozen resigned from the Board of Directors on June 22, 2001 and thereafter did not participate in the discussions relating to the transaction with General Electric Company nor did he participate in the Board's decision to retain Thomas Weisel Partners LLC. The recommendations to select Thomas Weisel Partners LLC were made by the Registrant's Chief Executive Officer and its legal counsel.


Settlement of Shareholder Litigation.
------------------------------------

After the signing of the merger agreement, two purported class action law suits were filed in the Superior Court for the State of California for the County of San Mateo by shareholders of Imatron against Imatron and its directors seeking to enjoin the merger and to recover monetary relief for alleged breaches of fiduciary duty by the board of directors of Imatron. Hammond v. Imatron, Inc., et al. (Case No. 418499); Fisk v. Imatron, Inc., et al. (Case No. 418604). Although the Registrant continues to deny any liability in these matters, it has reached an agreement to settle the Hammond and Fisk matters. Under the terms of the settlement, the Registrant has agreed to make the additional disclosures set forth above and to pay plaintiffs' attorneys' fees.



                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                         IMATRON INC.


Date:  December 12, 2001                 By:  /s/  S. Lewis Meyer
       -------------------                   ---------------------------------
                                             S. Lewis Meyer
                                             Chief Executive Officer